CONSENT OF
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the use in this Registration Statement of our report dated August 17, 2004 relating to the financial statements of Global One Enterprises Limited and to the reference to our Firm under the caption "Experts" in the Prospectus.


HORWATH GELFOND HOCHSTADT PANGBURN, P.C.
Denver, Colorado
December 28, 2004